Exhibit 10.1

AMENDING AGREEMENT RE: PROMISSORY NOTE

THIS AMENDING AGREEMENT is made as of February 28, 2023 (the “Effective Date”) among Valor Latitude Acquisition Corp., a Cayman Islands exempted company and blank check company (the “Maker”) and Valor Latitude LLC, a Cayman Islands limited liability company, or its registered assigns or successors in interest (the “Payee”).

WHEREAS the parties are party to a promissory note dated as of February 28, 2022 (the “Note”);

AND WHEREAS in accordance with Section 14 of the Note, the Maker and the Payee have agreed to amend the maturity date of the Note as set forth herein;

NOW THEREFORE THIS AGREEMENT WITNESSES that, in consideration of the mutual covenants and agreements contained in this amending agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is agreed by the parties hereto as follows:

ARTICLE 1 DEFINITIONS AND INTERPRETATION

1.1	Definitions

All capitalized terms used in this amending agreement that are defined in the Note have the meanings ascribed to them in the Note, except to the extent that such terms are defined or modified in this amending agreement, or the context otherwise requires.

1.2	Headings, etc.

The division of this amending agreement into Articles, Sections and other subdivisions, and the insertion of headings and captions are for convenience of reference only and will not affect the construction or interpretation of this amending agreement.

ARTICLE 2 AMENDMENTS TO SECTION 1

2.1       Amendments

Effective as of the Effective Date, Section 1 of the Note is hereby deleted in its entirety and replaced with the following:

1.	Principal. The principal balance of this Note shall be payable on the earlier of: (i) May 5, 2023 or (ii) the date on which Maker consummates a business combination (the “Due Date”); provided, however, that the Maker may prepay the principal balance at any time prior to the Due Date.

ARTICLE 3 MISCELLANEOUS PROVISIONS

3.1       Conditions to Effectiveness

This amending agreement shall become effective upon receipt by the Payee of this amending agreement or counterparts hereof duly executed and delivered by the Maker.

3.2       Ratification of Note

The Note, as amended by this amending agreement, shall remain in full force and effect and is hereby ratified and confirmed. The Note, as amended by this amending agreement, shall be read, taken and construed as one and the same document. Each of the parties hereto agree that the Note, as amended by this amending agreement, shall continue to be legal, valid, binding and enforceable in accordance with its terms. The Maker agrees that this amending agreement is not intended to constitute, and does not constitute or give rise to, and shall not cause any novation, cancellation or extinguishment of any or all of the obligations of the Maker to the Payee under the Note, including the obligation to pay the principal amount and interest thereon when due in accordance with the terms of the Note.

3.3       Reference to and Effect on the Note

On and after the Effective Date, each reference in the Note to “this Note”, “hereunder”, “hereof”, “herein”, “hereto”, “hereby” and similar expressions shall mean and refer to the Note, as amended by this amending agreement.

3.4       Execution in Counterparts

This amending agreement may be executed in counterparts, each of which shall be deemed to be an original and which together shall constitute one and the same agreement. Delivery of an executed original counterpart of a signature page of this amending agreement by facsimile or electronic transmission shall be as effective as delivery of a manually executed original counterpart of this amending agreement.

3.5       Governing Law

This amending agreement and the determination of any and all claims arising out of, relating to, or in connection with this amending agreement shall be governed by, and construed and enforced in accordance with, the laws of New York, without regard to conflicts of law principles thereof.

[Signature page to follow]

IN WITNESS WHEREOF, Maker and Payee have duly executed this amending agreement as of the date first written above.

VALOR LATITUDE ACQUISITION CORP.

By:
Name:
Title:

VALOR LATITUDE LLC

By:
Name:
Title: